Exhibit 99.2

New and Updated Data Demonstrating Sustained Treatment Response in Patients Treated in Largest Sickle Cell Gene Therapy Program To-Date presented at ASH21 and published in NEJM

Updated data from the pivotal cohort of HGB-206 reinforce that optimized manufacturing and treatment processes are associated with improved biologic and clinical outcomes, including stable production of gene therapy derived anti-sickling hemoglobin and continued complete resolution of severe VOEs up to 36 months follow-up (n=2)

Patient-reported data on health-related quality of life (HRQoL) complement clinical findings and the strongest HRQoL improvements in any sickle cell gene therapy program

CAMBRIDGE, Mass.— (BUSINESS WIRE) — December 12, 2021—bluebird bio, Inc. (NASDAQ: BLUE) today announced updated results from its Phase 1/2 HGB-206 study of lovotibeglogene autotemcel (lovo-cel; formerly LentiGlobin® for SCD, bb1111) gene therapy, including further analyses from its pivotal cohort, HGB-206 Group C, following enhancements to the manufacturing protocols and treatment process. In addition to continued complete resolution of severe vaso-occlusive events (VOEs), patients in Group C achieved near normal levels of key hemolysis markers and experienced sustained improvements in patient-reported quality of life following treatment. Data were presented in two oral sessions at the 63rd American Society of Hematology (ASH) Annual Meeting and Exposition, taking place December 11-14, 2021, at the Georgia World Congress Center in Atlanta, Georgia and virtually; select data from the Group C cohort of the HGB-206 study were simultaneously published in New England Journal of Medicine.

“Data presented at ASH and published today in the New England Journal of Medicine affirm that this lentiviral gene transfer for sickle cell disease has the potential to improve the day-to-day reality of people living with sickle cell disease by eliminating the disruptive, painful crises that can occur multiple times per month,” said John F. Tisdale, MD, Chief, Cellular and Molecular Therapeutics Branch, NHLBI, Bethesda, MD. “Sickle cell is a complex and often misunderstood disease that is associated with more symptoms and long-term effects than pain alone. It is encouraging to see that the treatment fundamentally impacted the pathophysiology of patients’ disease through the sustained production of vector-derived anti-sickling hemoglobin to substantially reduce sickling and hemolysis.”

Clinical studies evaluating lovo-cel in sickle cell disease represent the largest sickle cell disease gene therapy data set to date. As of February 17, 2021, 49 patients have been treated with lovo-cel with up to six years of patient follow-up (median: 24 months) across the HGB-205 (n=3), HGB-206 (n=44) and HGB-210 (n=2) clinical studies, representing more than 109 total patient-years of data. The Phase 1/2 HGB-206 trial includes Groups A (n=7), B (n=2) and C (n=35), reflecting progressive adaptations to the treatment and manufacturing processes.

Sickle cell disease is a serious, progressive and debilitating genetic disease caused by a single mutation in the β-globin gene that leads to the production of abnormal sickle hemoglobin (HbS). HbS causes red blood cells to become sickled and fragile, resulting in chronic hemolytic anemia, vasculopathy and unpredictable, painful VOEs requiring frequent hospitalization. In the U.S., the median age of death for someone with sickle cell disease is 43-46 years. Additionally, one in four people living with sickle cell disease experience a stroke by age 45.

In the HGB-206 study, VOEs are defined as episodes of acute pain with no medically determined cause other than a vaso-occlusion, lasting more than two hours and severe enough to require care at a medical facility. This includes acute episodes of pain, acute chest syndrome (ACS), acute hepatic sequestration and acute splenic sequestration. A severe VOE requires a 24-hour hospital stay or emergency room visit or at least two visits to a hospital or emergency room over a 72-hour period, with both visits requiring intravenous treatment.

lovo-cel adds functional copies of a modified form of the β-globin gene (βA-T87Q-globin gene) into a patient’s own hematopoietic (blood) stem cells (HSCs). Once patients have the βA-T87Q-globin gene, their red blood cells can produce anti-sickling hemoglobin (HbAT87Q) that decreases the proportion of HbS, thereby reducing sickled red blood cells, hemolysis and other complications.

“The remarkable depth and breadth of data presented at ASH and published in the New England Journal of Medicine distinctively demonstrates the impact of lovo-cel on biologic and clinical outcomes, as well as to patient-reported outcomes that indicate a meaningful difference in the daily lives of people with sickle cell disease,” said Richard Colvin, MD, PhD, Chief Medical Officer, bluebird bio. “The ability to trace how lovo-cel integrates on a genetic level is a distinguishing characteristic of LVV gene therapy and confers a unique understanding of how the proposed mechanism of action of the drug product is correlated to safety and clinical outcomes.”

Data published in the New England Journal of Medicine can be found here: Biologic and Clinical Efficacy of LentiGlobin for Sickle Cell Disease Gene Therapy.

Updated HGB-206 Group C Efficacy & Safety Data
As of February 2021, the 35 Group C patients had up to 37.6 months of follow-up (median of 17.3; min-max: 3.7-37.6 months), for a total of 54.8 patient-years of experience.

Efficacy
Following engraftment, median total hemoglobin increased from 8.5 g/dL at baseline to ≥11 g/dL from six through up to 36 months post-infusion in all patients; notably, sickle hemoglobin (HbS) in all patients was less than 60% of total hemoglobin, and gene therapy-derived anti-sickling hemoglobin, HbAT87Q, contributed at least 40% of total hemoglobin.

These decreased levels of sickle hemoglobin (HbS) after lovo-cel infusion were comparable to individuals living with sickle trait (βS/βA), not in the study– in general, people with sickle cell trait enjoy normal life spans with no medical problems related to sickle cell trait.

All evaluable patients (n=25) continued to experience complete resolution of severe VOEs through up to 36 months of follow-up, compared with a median of 3.5 per year (min–max: 2.0–13.5) in the 24 months before enrollment.

Hemolysis Markers
Red blood cells normally break down in the body through a naturally occurring process called hemolysis. In sickle cell disease, hemolysis happens too quickly due to the fragility of sickled red blood cells, resulting in hemolytic anemia. In findings published in NEJM, key hemolysis markers for sickle cell patients treated with lovo-cel in Group C approached normal levels.

From six months post-infusion through the last visit, several indicators of the health of red blood cells suggest that treatment with lovo-cel improved biological markers for SCD to near-normal levels. Lactate dehydrogenase and indirect bilirubin levels normalized, reticulocyte counts approached normal levels, and haptoglobin levels were positive at last visit, which suggests a reduction in hemolysis.

Pancellularity
Exploratory assay data evaluated HbAT87Q and HbS protein in individual red blood cells to assess if HbAT87Q was pancellular, meaning present throughout all of a patient’s red blood cells.

In 10 patients with at least 24 months of follow-up, a mean of 85% of red blood cells contained βA-T87Q, suggesting near-pancellular HbAT87Q distribution and with pancellularity further increasing over time. This indicates that there were very few circulating non-gene-therapy-modified RBCs containing a majority of HbS and prone to sickling. Within HbAT87Q-containing red cells, the median HbAT87Q was estimated to be 15.3 pg per red cell (range, 11.7 to 22.7), a finding that was similar to the range of 13 to 18 pg per cell of adult hemoglobin reported in persons with sickle cell trait.

Polyclonality
Lentiviral vector (LVV) gene therapy is uniquely traceable at the genetic level. Traceability is possible through the utilization of sophisticated and precise integration site analysis (ISA), which enables the active identification and tracking of LVV-modified cells after delivery to a patient, thereby improving the ability to further evaluate biological effects.

Based on manufacturing improvements reflected in the Group C cohort of HGB-206, greater diversity was detected in LVV insertion sites, which was associated with increased pancellularity, a reduced sickling rate, and reduced proliferative and hematopoietic stress.

Safety
There have been no reports of graft versus host disease (GvHD), graft failure, replication-competent lentivirus, or vector-mediated insertional oncogenesis in subjects from Group C or any subject treated in HGB-206.

The safety data from Group C patients in HGB-206 remain generally consistent with the known side effects of autologous hematopoietic stem cell collection and myeloablative single-agent busulfan conditioning, as well as underlying SCD. One non-serious, Grade 2 adverse event (AE) of febrile neutropenia was considered related to lovo-cel; additionally, one non-serious, Grade 2 AE of leukopenia and one Grade 1 AE of decreased diastolic blood pressure were considered possibly related to lovo-cel. There were no serious AEs related to lovo-cel.

As previously reported, one patient with significant baseline SCD-related cardiopulmonary disease died 20 months post-treatment; the treating physician and an independent monitoring committee agreed his death was unlikely related to lovo-cel and that SCD-related cardiac and pulmonary disease contributed.

In the initial cohort (Group A) of the HGB-206 study, two patients treated with lovo-cel developed acute myeloid leukemia (AML). After thorough investigations into the cases bluebird bio determined that these were unlikely related to the insertion of bluebird’s lentiviral vector (LVV) gene therapy for SCD.

Patient-Reported Quality of Life
Sickle cell disease is characterized by high morbidity and early mortality. The management of such a complex disease with many sequalae has a profound impact on all aspects of patient quality of life—physical, mental and socioemotional.

Health-related quality of life (HRQoL) findings in Group C patients were generated using the Patient Reported Outcomes Measurement Information System 57 (PROMIS-57), a validated instrument in SCD.
Generally, improvements reported previously at Month 12 post infusion were sustained through Month 24. Specifically, 67% (n=10/15) reported a significant decrease in pain intensity at Month 12, which was sustained for 56% (n=5/9) of evaluable patients at Month 24. Similarly, 56% (n=9/16) reported clinically meaningful reductions in pain interference on daily life at Month 12, which was sustained at Month 24 (56%, 5/9). The majority of patients at Months 12 (69%, n=11/16) and Month 24 (63%, n=5/8) reported clinically meaningful improvements in physical functioning, and half of patients at Months 12 (50%, n=8/16 and 24 (56%, n=5/9) reported clinically meaningful reductions in fatigue following treatment with lovo-cel. The remaining domains reported trends toward improvement in other aspects of quality of life, including mental and social health.

These findings provide a broader understanding of the impact to patient life over time following treatment with lovo-cel and are the strongest HRQoL improvements reported to-date in the SCD treatment landscape.

About HGB-206
HGB-206 is an ongoing, Phase 1/2 open-label study designed to evaluate the efficacy and safety of lovo-cel gene therapy for sickle cell disease that includes three treatment cohorts: Groups A (n=7), B (n=2) and C (n=35). A refined manufacturing process designed to increase vector copy number (VCN) and further protocol refinements made to improve engraftment potential of gene-modified stem cells were used for Group C. Group C patients also received lovo-cel made from HSCs collected from peripheral blood after mobilization with plerixafor, rather than via bone marrow harvest, which was used in Groups A and B of HGB-206.

Under a Cooperative Research and Development Agreement (CRADA), the National Heart, Lung, and Blood Institute, part of the National Institutes of Health, assisted bluebird in conducting clinical trials of its investigational LentiGlobin® gene therapy.

About lovotibeglogene autotemcel (lovo-cel; formerly LentiGlobin® for SCD, bb1111)
lovotibeglogene autotemcel (lovo-cel) gene therapy is an investigational one-time treatment being studied for sickle cell disease (SCD), that is designed to add functional copies of a modified form of the β-globin gene (βA-T87Q-globin gene) into a patient’s own hematopoietic (blood) stem cells (HSCs). Once patients have the βA-T87Q-globin gene, their red blood cells can produce anti-sickling hemoglobin (HbAT87Q) that decreases the proportion of HbS, with the goal of reducing sickled red blood cells, hemolysis and other complications. bluebird bio’s clinical development program for lovo-cel includes the completed Phase 1/2 HGB-205 and ongoing Phase 1/2 HGB-206 and Phase 3 HGB-210 studies. bluebird bio is also conducting a long-term safety and efficacy follow-up study (LTF-307) for people who have participated in bluebird bio sponsored clinical studies of lovo-cel.

As of February 17, 2021, a total of 49 patients have been treated with lovo-cel, with up to six years of patient follow-up, in the HGB-205 (n=3), HGB-206 (n=44) and HGB-210 (n=2) clinical studies. The HGB-206 total includes: Group A (n=7), B (n=2) and C (n=35), representing progressive adaptations to the manufacturing and treatment and processes. In the Group C cohort of the Phase 1/2 HGB-206 study, no severe vaso-occlusive events (VOEs) were reported with up to 24 months of follow-up in patients with a history of at least four severe VOEs and at least six months of follow-up.

The safety data profile remains generally consistent with the risks of autologous stem cell transplantation and myeloablative single-agent busulfan conditioning, as well as underlying SCD. One non-serious, Grade 2 adverse event (AE) of febrile neutropenia was considered related to lovo-cel. There were no serious AEs related to lovo-cel.

In the Group C cohort of the HGB-206 study, one patient with underlying cardiopulmonary disease and SCD-related complications died 20 months post-treatment; the treating physician and an independent monitoring committee agreed his death was unlikely related to lovo-cel.

In the initial cohort (Group A) of the HGB-206 study, two patients treated with lovo-cel developed acute myeloid leukemia (AML). After thorough investigations into the cases, bluebird bio determined that these were unlikely related to the insertion of bluebird’s lentiviral vector (LVV) gene therapy for SCD.

For more information on lovo-cel studies, visit: https://www.bluebirdbio.com/our-science/clinical-trials or clinicaltrials.gov.

The FDA has granted orphan drug designation, fast track designation, regenerative medicine advanced therapy (RMAT) designation and rare pediatric disease designation for lovo-cel.

lovo-cel is investigational and has not been approved in any geography.

About bluebird bio, Inc.
bluebird bio is pursuing curative gene therapies to give patients and their families more bluebird days.

With a dedicated focus on severe genetic diseases, bluebird has industry-leading clinical and research programs for sickle cell disease, β-thalassemia and cerebral adrenoleukodystrophy. We custom design each of our therapies to address the underlying cause of disease and have developed in-depth and effective analytical methods to understand the safety of our lentiviral vector technologies and drive the field of gene therapy forward.

Founded in 2010, bluebird has the longest and deepest ex-vivo gene therapy data set in the world—setting the standard for industry. Today, bluebird continues to forge new paths, combining our real-world experience with a deep commitment to patient communities and a people-centric culture that attracts and grows a diverse flock of dedicated birds.

For more information, visit bluebirdbio.com or follow us on social media at @bluebirdbio, LinkedIn, Instagram and YouTube.

LentiGlobin and bluebird bio are trademarks of bluebird bio, Inc.

bluebird bio Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Such forward-looking statements are based on historical performance and current expectations and projections about our future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect bluebird bio’s business, particularly those identified in the risk factors discussion in bluebird bio’s Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. These risks include, but are not limited to: the risk that the efficacy and safety results from our prior and ongoing clinical trials will not continue or be seen in additional patients treated with our product candidates; the risk that additional insertional oncogenic or other safety events associated with lentiviral vector, drug product, or myeloablation will be discovered or reported over time; and the risk that any one or more of our product candidates will not be successfully developed, approved or commercialized. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, bluebird bio undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

Investors:
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coleary@bluebirdbio.com

or

Media:
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